UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SIGNATURE GROUP HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

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May 20, 2013

Dear Stockholder:

Your Board of Directors of Signature Group Holdings, Inc., elected only nine months ago at the 2012 Annual Meeting of Shareholders, welcomes the opportunity to share our thoughts with you regarding yet another proxy contest for control of your Company’s Board of Directors. We greatly appreciate your investment of time to review and consider our accomplishments to date and our strategy to create value for you. We respect that you have a decision to make and value your stockholdings. It is a shame we have the distraction of yet another costly proxy fight, but your Board is committed to continuing its progress and growing our Company and creating value for all stockholders.

In nine short months, we have made significant progress in focusing the management of the Company on creating value for the stockholders as a whole. The enclosure to this letter and information you will receive in future communications should prove this reality to you.

On the other hand, we have deep concerns about what we believe to be a fantasy strategy, and the capabilities and intentions, of the slate of directors proposed by the dissident stockholders.

Our desire is to continue our efforts on your behalf and we ask you to return the WHITE proxy card in support of our recommended nominees.

Respectfully submitted,

G. Christopher Colville, Director

John Koral, Director

Patrick E. Lamb, Director

Philip Tinkler, Director

In support,

Peter Bynoe, Director Nominee

15303 Ventura Blvd., Ste 1600 ¡ Sherman Oaks, CA ¡ 91403

Our Stockholders’ Choice: Reality Versus Fantasy May 20, 2013

CAUTIONARY STATEMENT
This presentation may contain certain “forward-looking statements” within the meaning of the Private
Securities Litigation Reform Act of 1995, including statements with regard to the future performance of
Signature Group Holdings, Inc. (“Signature” or the “Company”). Words such as “believes,” “expects,”
“projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions.  Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and such factors are identified from time to time in our filings with the Securities and Exchange Commission (“SEC”). Pursuant to the Private Securities Litigation
Reform Act of 1995, Signature undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
No representation or warranty, express or implied, is made as to the accuracy or completeness of the information contained herein, and nothing shall be relied upon as a promise or representation as to the future of the Company.
For more specific financial information please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, the Quarterly Report on Form 10-Q for the quarter ended March,
31, 2013 and other SEC filings.

NINE MONTHS OF PROGRESS
Increased stock price 104%
Strengthened management team adding acquisition experience and skills
Evaluated the strategic business plan of management and enacted changes such as monetizing Special Situation assets for acquisition capital
Honed our acquisition strategy to focus on larger acquisitions
Driven growth at NABCO
Reduced operating costs (eg Q1 2013 SG&A Costs are down 25% year over year)
Prepared the Company to be able to execute non dilutive, pro rata rights offerings

We have made meaningful changes while taking
stockholder feedback under advisement.

$0.80
$0.70
$0.60
$0.50
$0.40
$0.30
$0.20
Stock Price Appreciation
(8/06/12 - 5/17/13): 103.6%
8/06/2012:
Current Board of
Directors seated
9/30/2012
12/31/2012
3/31/2013

OUR EFFORTS REFLECTED IN 104% STOCK PRICE INCREASE 4

Signature has recently engaged in detailed acquisition and financing negotiations regarding a $185 million enterprise value opportunity

A $150-250 million enterprise value transaction is highly feasible with the Company's current capital

OUR BUSINESS PLAN

Executing Acquisitions with Least Dilutive Approach Maximizing Value of NABCO
Further Cost Reductions
Preparing the Company for Large Acquisitions
Your
Board’s
Focus
Larger transactions ($20+MM EBITDA) preferable
Accretive deals with strong NOL utilization
Prepare for future pro rata rights offering(s)
Strengthen management team and sales staff
Invest in inventory
Expand market presence
Right sizing headcount
More efficient use of professionals
Tightly manage legal expenses
Increasing liquidity by monetizing Special
Situation assets
Ready for registration offerings, integration,
compliance
Seeking increase in authorized shares

SIGNATURE IS IMPLEMENTING AN EFFECTIVE STRATEGY
Seek to appoint seasoned CEO
Want “top notch” Board of
Directors
Pursue meaningful acquisitions
Develop appropriate capital
structure

Signature Accomplishments Charlestown’s “Plan”
Well Qualified CEO In Place
Experienced Board with Diverse Skills
Positioning Company for Optimal Capital Structure
CHARLESTOWN HAS NO NEW IDEAS
Nearly 20 years of M&A experience
Public company operations and leadership
Knowledge of Signature and long-standing stockholder
Furthering corporate objective of reducing overhead
Actively engaged with management on Company matters
Skills sets include: M&A, Operations, Integrations, Governance,
Aligned incentives with stockholders
More than a dozen deals of this size evaluated in past 9 months
Engaged in detailed negotiations, diligence, and financing efforts
Size isn’t only factor – business dynamics to fit within a public
Focused on $20+MM EBITDA Opportunities
Preparing for registrations of pro rata rights offerings
Actively engaged with credit markets
Seeking to increase share count to have optimal flexibility to make meaningful acquisitions
at the time Charlestown initiated the proxy contest
vehicle with large tax assets is critical
Compliance, and NOL Utilization

WE BELIEVE CHARLESTOWN’S STRATEGY IS FLAWED…

Reality
Covanta (NYSE: CVA) is a great model to follow…
Significant stockholder value creation from NOLs
Used pro rata, non dilutive rights offerings to raise equity
…two of our candidates have Board and/or executive
management experience at Covanta
Strong executive management is critical…
Operations, acquisition execution, integration
Recruiting new personnel is challenging and risky
…the Board has put in place highly skilled executive
management with performance incentives
Operations experience at Board level is needed…
Oversee management to develop and implement strategy
Only 2 of 5 Charlestown candidates are operators
…four of our candidates have Board and/or executive
management experience with large public companies
Fantasy
Large, highly profitable companies are readily
available at low multiples
Recruiting new CEO and management is easy, and
other quick fixes are available to create stockholder
value
Large deals can be magically financed with equity
raises without regard to authorized shares or
potential limitations on NOLs
CEO-experienced board and vision will raise stock
price significantly
Competition is fierce and multiples are rising…
Requires patience, planning, and right capital resources
We believe 6.5x multiple is highly unrealistic
…the Board has positioned the Company to execute and
is actively seeking out realistic acquisitions
…AND FANTASY BASED

CHARLESTOWN’S GREAT IDEA: PURSUE NON-EXISTENT DEALS

Source: Thomson Reuters
Note: Based on U.S. deals and excludes
multiples below 0.0x and above 25.0x
Charlestown suggested
purchase multiple (6.5x)
Aside from valuation fantasies,
Charlestown’s other implausible
assumptions include:
• 50-150 million new shares issued even
though the Company does not have
sufficient authorized shares (and
Charlestown is opposing an increase)
• Share issuance sizes that could result in a
change of control and limitation of NOL
usage
• New equity capital is an immediately
available currency
transactions have exceeded 8.8x in 5 of last 6 years
9.2x
8.0x
6.9x
8.7x
9.1x
9.4x
10.1x
10.8x
7.2x
10.0x
8.9x
9.9x
12.0x
10.8x
9.9x
9.8x
10.3x
10.1x
0.0x
2.0x
4.0x
6.0x
8.0x
10.0x
12.0x
14.0x
2007 2008 2009 2010 2011 2012
Under $250 million $250 to $500 million Over $500 million
A large acquisition at 6.5x would be great, but…
…actual market data tells a different story
Median multiples for $250+ million enterprise value
Median EV / EBITDA Multiples

WHAT IS CHARLESTOWN’S REAL AGENDA?
Charlestown was aware, under a confidentiality agreement signed with the Company, that we were in detailed discussions regarding a very sizable acquisition when they initiated this proxy fight
Stockholders deserve to know how Charlestown’s “Plan” is really going to work
• Their actions and materials bring into question their true objectives
• They present an acquisition model that cannot be accomplished without additional share authorization (which they oppose)
• Assumptions about share issuance demonstrates an apparent lack of understanding of NOL preservation and utilization rules
We believe Charlestown is not presenting all the facts
• Net asset value calculations suggest that real liabilities do not really exist and even convert into assets
• Former board member Steven Gidumal has failed to disclose the full reasons for not being renominated in 2012

Another New Board, Mystery CEO, Unknown Management, Unrealistic Strategy
Charlestown Cannot Guarantee Results. . . We Do Not Think You Should Take The Risk!
WE BELIEVE OUR BOARD IS THE BEST CHOICE TO LEAD THE COMPANY
PLEASE VOTE THE WHITE PROXY CARD

10 APPENDIX

SIGNATURE’S BOARD CANDIDATES

Peter C.B. Bynoe (Age 62):
Since February 2009, Mr. Bynoe has served as a partner and Chief Operating Officer of
Loop Capital LLC, a full-service investment banking firm based in Chicago, where he had been Managing Director since February 2008. As Chief Operating Officer, Mr. Bynoe oversees the firm’s mergers and acquisitions practice in the utility and power sector. Mr. Bynoe also currently serves as a Senior Counsel in the Chicago office of the international law firm DLA Piper US LLP. From March 1995 until December 2007, Mr. Bynoe was a senior Partner at
DLA Piper US LLP and served on its Executive Committee. Mr. Bynoe has also been a principal of Telemat Ltd., a consulting and project management firm, since 1982. Since 2004, Mr. Bynoe has been a director of Covanta Holding
Corporation, an internationally recognized owner of energy-from-waste and power generation projects. Since 2007,
Mr. Bynoe has been a director of Frontier Communications Corporation (formerly known as Citizens
Communication Corporation), a telephone, television and internet service provider, and was formerly a director of
Rewards Network Inc., a provider of credit card loyalty and rewards programs, from 2003 to May 2008. Mr. Bynoe served as the Executive Director of the Illinois Sports Facilities Authority, a joint venture of the City of Chicago and
State of Illinois created to develop the new Comiskey Park for the Chicago White Sox and was Managing General
Partner of the National Basketball Association’s Denver Nuggets. Mr. Bynoe also served as a consultant to the
Atlanta Fulton County Recreation Authority and the Atlanta Committee to Organize the Olympic Games in
preparation for the 1996 Summer Olympic Games. Mr. Bynoe holds Juris Doctor and Master of Business
Administration degrees from Harvard University and is a member of the Illinois Bar and a registered real estate broker. The Board will benefit from Mr. Bynoe’s extensive legal and financial expertise, his background in infrastructure projects, his public sector service and his extensive knowledge of public policy issues. Mr. Bynoe’s service as a board member for other public and private companies will also enable him to provide valuable insight and perspective on governance matters, mergers and acquisitions activity and the utilization of net operating loss carryforwards, of which Covanta reported approximately $392 million as of December 31, 2012.

:
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SIGNATURE’S BOARD CANDIDATES
G. Christopher Colville (Age 55) Mr. Colville has served as our Chairman of the Board since August 2012 and as our Chief Executive Officer since April 2013. In addition, since 2007, Mr. Colville has served as a strategic advisor to various privately held enterprises, including, since 2008, KEG 1, LLC, a special-purpose acquisition entity focused on consolidating segments of the wholesale beer distribution industry. Mr. Colville’s principal role as strategic advisor is to provide advice and counsel on mergers and acquisitions, capital structures, including negotiation of bank credit facilities, corporate governance and organizational development. Prior to that, Mr. Colville served as an executive officer of Consolidated Graphics, Inc. (NYSE: CGX), one of North
America’s leading general commercial printing and print-related companies, from 1994 to 2000 and from
2002 to 2007. From 2000 to 2002, Mr. Colville served as Managing Director at Murphy Noell Capital, LLC, an investment banking firm. Mr. Colville holds Bachelor of Business Administration and Master in Accounting
degrees from Texas Tech University and is a Certified Public Accountant.
John Koral (Age 54) Mr. Koral has served as a director of Signature since 2010 and as a Developer/Managing
Partner to a number of strategic partnerships focused on luxury single- and multi-family residential construction projects in Colorado since 1999. In his work with the strategic partnerships, he maintains full responsibility for all aspects of the projects, from land purchase to approvals, construction and sale. Projects under these partnerships have resulted in over 100,000 square feet of construction and approximately $25 million of sales value. From 1996 to 2011, Mr. Koral served as a Senior Vice President, responsible for co-
managing the lending operations and managing the construction development operations, of U.S. Capital
Inc., an asset-based private lender, closing in excess of $100 million of loans and development projects. He also participated in all of the company’s efforts to raise capital, including private participations, general capitalization, subordinated notes and institutional lines of credit. Mr. Koral previously managed and was
President of Apex Mechanical Services, a full service mechanical contracting firm, from 1982 to 1996, expanding annual sales from $5 million to $10 million. He has also been an active investor in asset-based loans since 1994. Mr. Koral holds an Associate’s degree in Mechanical Engineering from Alfred State
University with a minor in Business Administration.

SIGNATURE’S BOARD CANDIDATES

Officer for the Los Angeles Clippers of the National Basketball Association and has served in that capacity since
July 2007. Mr. Lamb has over 20 years of chief financial officer experience in various public and public subsidiary entities, specifically in the financial services arena, including banking, commercial finance, commercial and residential real estate, debt and equity capital markets and insurance. He also has extensive experience in mergers, divestitures and acquisitions, financing and securitization structures as well as public accounting. From 2004 to July 2007, Mr. Lamb served as the Senior Vice President, Treasurer, Chief Financial
Officer and Chief Accounting Officer of the Company, when it was known as Fremont General Corporation
(“Fremont”). Prior to that, Mr. Lamb served as Vice President-Finance for Fremont and as the Chief Financial
Officer of Fremont Financial Corporation, a subsidiary of the Company. Before joining Fremont, Mr. Lamb worked at Ernst & Whinney (now Ernst & Young) in San Francisco, serving primarily in the financial services industries in various audit and consulting engagements. Mr. Lamb holds Bachelor of Science and Master in
Accounting degrees from the Marriott School of Management at Brigham Young University. Mr. Lamb also serves on two advisory boards for the Marriott School of Management at Brigham Young University.
Patrick E. Lamb (Age 53):
Mr. Lamb has served as a director of Signature since 2011. He is the Chief Financial

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SIGNATURE’S BOARD CANDIDATES

the Chief Operating Officer and Chief Financial Officer at Equity Group Investments (“EGI”) and has served in various leadership capacities for EGI and its affiliates since 1990. He has been the firm’s Chief Financial
Officer since 2002, and the Chief Operating Officer since 2006. In his role at EGI, he works closely with the investment team on structuring transactions, due diligence, bank financings, and securities offerings. Since
2009, he has also been Chief Financial Officer for Chai Trust Company, LLC, an Illinois registered trust company that is trustee for many of the Zell family trusts. Mr. Tinkler oversees EGI’s financial services group, which houses EGI’s accounting, treasury, and tax functions. He also serves as Chief Operating Officer, managing EGI’s human resources, administration and facilities functions. From 2003 to 2004, Mr. Tinkler worked at the company that is known today as Covanta Holding Corporation (NYSE: CVA), an internationally recognized owner/operator of energy-from-waste and power generation projects. During his tenure there,
Mr. Tinkler served as Chief Financial Officer while the company’s predecessor, Danielson, purchased Covanta, emerged from bankruptcy, and underwent an integration. He also served on the board of directors of
Covanta’s wholly owned California-based insurance subsidiary. Earlier in his career, Mr. Tinkler served as the
Chief Executive Officer and Chief Financial Officer at First Capital Financial, L.L.C. and the Managing General
Partner of the First Capital real estate funds. He began his career at Ernst & Young. Mr. Tinkler serves on the board of directors of another EGI investment company, WRS Holdings Company, an environmental construction and remediation company. Mr. Tinkler holds a Bachelor of Science degree from Northern
Illinois University and a Master of Science degree in Taxation from DePaul University.
Philip G. Tinkler (Age 48) Mr. Tinkler has served as a director of Signature since August 2012. Mr. Tinkler is